SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              BANC ONE CORPORATION

             (Exact name of registrant as specified in its charter)


                Ohio                                     31-0738296
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


100 East Broad Street, Columbus, Ohio                    43271-0261
(Address of Principal Executive Offices)                 (Zip Code)






             Liberty National Bancorp, Inc. 1986 Stock Option Plan
               First Federal Savings Bank 1992 Stock Option Plan

                           (Full title of the plans)



                     Steven Alan Bennett, General Counsel
                              BANC ONE CORPORATION
               100 East Broad Street, Columbus, Ohio  43271-0158

                    (Name and address of agent for service)


                                  614/248-7590

         (Telephone number, including area code, of agent for service)


                                With Copies to:
                            Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
                             100 East Broad Street
                           Columbus, Ohio  43271-0158
                                  614-248-5304

                        Calculation of Registration Fee

                                          Proposed    Proposed
                                           maximum     maximum
                              Amount      offering    aggregate      Amount of
Title of securities            to be        price     offering     registration
 to be registered           registered   per share(1)   price           fee

Common Stock                 870,031       $33.625   $29,254,793     $10,088

(1) Estimated solely for purpose of computing the registration fee based upon the average of the high and low trade prices of the Common Stock as reported on the New York Stock Exchange on August 15, 1994.





Exhibit Index on page II-6.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

    The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

    1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

    2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1993.

    3. The Registrant's registration statement filed pursuant to Section 12 of the Exchange Act, containing a description of the Registrant's common stock, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  Description of Securities.

         Not Applicable.


ITEM 5.  Interests of Named Experts and Counsel.

         Not Applicable.


ITEM 6.  Indemnification of Directors and Officers.

         Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article V of the Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. The Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.


ITEM 7.  Exemption from Registration Claimed.

         Not Applicable.


ITEM 8.  Exhibits.

         See the Exhibit Index attached hereto.


ITEM 9.  Undertakings.

    A.   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                    Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 17, 1994.


                                      BANC ONE CORPORATION


                                      By:   /s/ Roman J. Gerber
                                            Roman J. Gerber
                                            Executive Vice President




                               POWER OF ATTORNEY

We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Roman J. Gerber, George R. L. Meiling, or William C. Leiter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                       Title                  Date


 /s/ John B. McCoy                Chairman of the Board       August 17, 1994
John B. McCoy                     (Principal Executive
                                  Officer & Director)

 /s/ Donald L. McWhorter          President and Director      August 17, 1994
Donald L. McWhorter

           Signature                       Title                  Date


 /s/ Frederick L. Cullen          Senior Vice President       August 17, 1994
Frederick L. Cullen               (Principal Financial
                                  Officer)


 /s/ William C. Leiter            Controller (Principal       August 17, 1994
William C. Leiter                 Accounting Officer)


 /s/ Charles E. Exley             Director                    August 17, 1994
Charles E. Exley


 /s/ E. Gordon Gee                Director                    August 17, 1994
E. Gordon Gee


 /s/ John R. Hall                 Director                    August 17, 1994
John R. Hall


 /s/ Laban P. Jackson, Jr.        Director                    August 17, 1994
Laban P. Jackson, Jr.


 /s/ John G. McCoy                Director                    August 17, 1994
John G. McCoy


 /s/ Rene C. McPherson            Director                    August 17, 1994
Rene C. McPherson


 /s/ Thekla R. Shackelford        Director                    August 17, 1994
Thekla R. Shackelford


 /s/ Alex Shumate                 Director                    August 17, 1994
Alex Shumate


 /s/ Frederick P. Stratton, Jr.   Director                    August 17, 1994
Frederick P. Stratton, Jr.


 /s/ Romeo J. Ventres             Director                    August 17, 1994
Romeo J. Ventres


 /s/ Robert D. Walter             Director                    August 17, 1994
Robert D. Walter



                                 EXHIBIT INDEX
                        FORM S-8 REGISTRATION STATEMENT

                         BANC ONE KENTUCKY CORPORATION
                             1986 Stock Option Plan
               First Federal Savings Bank 1992 Stock Option Plan



Exhibit No.              Description of Exhibit             Sequential Page No.

  4 Amended Articles of Incorporation of the Registrant (incorporated by reference from
               Exhibit 3-1 of the Registrant's Annual Report on Form 10-K for the year ended December 31,
               1991).


  5            Opinion of Steven Alan Bennett, Esq.,
               General Counsel of the Registrant, regarding the legality of the securities being offered, including consent.


 24.1          Consent of Steven Alan Bennett, Esq.,
               General Counsel of the Registrant (included in
               Exhibit 5 attached hereto).


 24.2          Consent of Coopers & Lybrand.


 25            Power of attorney of the Registrant
               is contained elsewhere in Part II of this Registration Statement.




<EX-5> Exhibit 5 BANC ONE'S OPINION



                                                                    Exhibit 5





August 16, 1994



To: The Board of Directors of BANC ONE CORPORATION


I have acted as counsel to BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 870,031 shares of common stock, no par value, of BANC ONE (the "Shares"). The Shares may be issued upon the exercise of outstanding stock options under the Liberty National Bancorp, Inc. 1986 Stock Option Plan (the "1986 Plan") and the First Federal Savings Bank 1992 Stock Option Plan (the "1992 Plan"). Pursuant to the Merger Agreement dated as of November 2, 1993 (as amended, the "Merger Agreement") by and between Liberty National Bancorp, Inc. and Aaron Acquisition Corp., a wholly owned subsidiary of BANC ONE, and joined in by BANC ONE, each of the outstanding stock options under the 1986 Plan and the 1992 Plan (collectively, the "Outstanding Options") has been assumed by BANC ONE and converted into an option to purchase BANC ONE Common Stock as provided in the Merger Agreement.

With regard to this opinion and the registration of the Shares, I have examined or caused to be examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records, and other instruments and have made such other and further investigations as I have deemed necessary to enable me to express the opinion hereinafter set forth.

Based upon the foregoing, I am of the opinion that the Shares which may be issued by BANC ONE upon the exercise of the Outstanding Options, when issued and paid for in accordance with the terms of the Outstanding Options, the Plans and the Merger Agreement, will be duly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations thereunder.

Very truly yours,

/s/  Steven Alan Bennett


Steven Alan Bennett
General Counsel

</EX-5>

<EX-24> EXHIBIT 24.2 C&L CONSENT



                                                                Exhibit 24.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of BANC ONE CORPORATION on Form S-8 of our report which includes an explanatory paragraph regarding the change in method of accounting for income taxes and post-retirement benefits other than pensions in 1993, dated February 21, 1994 on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1993.


                                                 /s/  Coopers & Lybrand

                                                 COOPERS & LYBRAND



Columbus, Ohio
August 17, 1994

</EX-24>